EXHIBIT 23.1.1


DELOITTE
                                                          Deloitte & Touche LLP
                                                          1 City Center Drive
                                                          Suite 500
                                                          Mississauga ON L5B 1M2
                                                          Canada

                                                          Tel: (416) 601-6150
                                                          Fax: (416) 601-6151
                                                          www.deloitte.ca



             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Pre-effective Amendment No. 6 to Form F-3 Registration Statement No. 333-101583 of Crystallex International Corporation on Form F-1 of our report (which expresses an unqualified opinion) dated April 14, 2004 appearing in the prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.


/s/ Deloitte & Touche LLP


Toronto, Ontario, Canada
June 17, 2004